Exhibit 2.3


                             ASSIGNMENT OF CONTRACT
                             ----------------------

         FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, G&F Corp. ("Assignor"), does hereby grant, bargain, sell, assign, transfer and convey to M.E.D. of Miami, LLC ("Assignee"), all of Assignor's rights, title, and interests in and to that certain Vacant Land Contract dated June 21, 2002, between Assignor, as buyer, and National Residential Properties, Inc., as seller, for the sale and purchase of that certain real property located at 5271 SW 8th Street, Miami, FL 33134. This Assignment is made without recourse to Assignor and without representation or warranty by Assignor, express or implied


        ASSIGNOR:




        BY:       /s/George Diaz                  DATE:        6/21/02
                  ------------------------------               ----------------
        NAME:         George Diaz
                      --------------------------
        TITLE:        President
                      --------------------------


        ASSIGNEE:




        BY:       /s/Jorge E. Leon                DATE:        6/21/02
                  ------------------------------               ----------------
        NAME:         Jorge E. Leon
                      --------------------------
        TITLE:        Managing Member
                      --------------------------